EXHIBIT 10.1

EXTENSION AGREEMENT

THIS EXTENSION AGREEMENT (this “Agreement”) is entered into as of this 25th day of August, 2015 (the “Effective Date”), by and among Brisben Water Solutions LLC (the “Lender”), William O. Brisben (“Brisben”), Ecosphere Technologies, Inc. (the “Company”), and Sea of Green Systems, Inc., (“SOGS,” and together with the Lender, Brisben and the Company, the “Parties”).

WHEREAS, the Lender is the holder of that certain Amended and Restated Convertible Note of the Company, dated as of February 9, 2015, in the amount of $1,250,000; that certain Convertible Note of the Company, dated as of March 19, 2015, in the amount of $250,000; that certain Convertible Note of the Company, dated as of May 8, 2015, in the amount of $250,000; and that certain Convertible Note of the Company, dated as of June 18, 2015, in the amount of $250,000; (collectively, the “Notes”), all having a maturity date of September 12, 2015 (the “Original Maturity Date”); has advanced an additional $125,000 to the Company on July 10, 2015, which is not evidenced by a note or other document; and has advanced an additional $150,000 on August 17, 2015 pending collection of an account receivable.

WHEREAS, the Notes were originally secured by: (i) the Amended and Restated Security Agreement between the Company and the Holder, dated as of February 9, 2015, (ii) the Security Agreement between the Company and the Holder, dated as of March 19, 2015, (iii)  the Security Agreement between the Company and the Holder, dated as of May 8, 2015, (iv) the Security Agreement between the Company and the Holder, dated as of June 18, 2015, and (v) the Fidelity National Environmental Solutions, LLC Amended and Restated Collateral Assignment of Limited Liability Company Interest Proceeds, dated as of June 18, 2015, and (vi) the Ecosphere Mining, LLC Collateral Assignment of Limited Liability Company Interest Proceeds, dated as of June 18, 2015 (collectively, the “Original Security Agreements”).

WHEREAS, the Parties wish to enter into this Agreement to provide for the amendment of the Notes to extend the Original Maturity Date for a period of 12 months, to document the additional advances, and to provide for consideration for such extension.

NOW, THEREFORE, in consideration of the mutual promises contained herein, and for good and valuable consideration, the receipt and sufficiency of which is hereby acknowledged, the Parties hereby agree as follows:

1.

Extension of Notes.

(a) The Parties agree to amend the term of the Notes to extend the Original Maturity Date for a period of 12 months.  The Company shall promptly prepare, execute, and deliver to the Lender an Amended and Restated Note (the “Amended Note”) with a principal sum of $2,275,000 in substantially the form attached hereto as Exhibit A, evidencing the principal amount of the Notes and the $125,000 and $150,000 advances made on July 10 and August 17, 2015, respectively, and having a maturity date of September 12, 2016. Interest payable on the Amended Note shall be calculated as described in the Amended Note and as set forth on Exhibit B, attached hereto and incorporated herein by reference.

(b) The Company hereby assigns to the Lender its rights to, and grants a security interest in, an account receivable from __________________ (the “Malaysian Customer”) and further grants the Lender a security interest in an EF10M water treatment system serial number ___________________ being manufactured for the Malaysian Customer, together with the proceeds thereof (collectively, the “Malaysian Customer Collateral”).  Upon receipt by the Lender of $150,000 from the Malaysian Customer, as well as interest on such principal amount in the fixed amount of $10,000 from the Company, the assignment of the account receivable and this security interest shall terminate, and the principal of the Amended Note shall be reduced by $150,000.  If the $150,000 plus interest is not paid when due, the Amended Note shall be further secured by the Malaysian Customer Collateral and such collateral shall become part of the Collateral as defined in the Original Security Agreements.

2.

Ownership Interest in SOGS.  In consideration of the extension of the term of the Notes, the Parties agree that SOGS shall issue authorized but unissued shares of SOGS common stock to Brisben in an amount of 12% of the total outstanding shares of common stock of SOGS (the “Pro Rata Interest”).

The Pro Rata Interest provided for in this Section 2 shall remain undiluted until the date that the common stock of SOGS is first registered under the Securities Act of 1933, as amended, or the Securities Exchange Act of 1934, as amended (the “Public Company Date”), and if SOGS issues additional common stock or Common Stock Equivalents (as defined below) prior to the Public Company Date, SOGS shall issue Brisben  additional shares of authorized but unissued common stock of SOGS (the “Additional Shares”) in order to maintain the Pro Rata Interest set forth in this Section 2.  Common Stock Equivalents as used in this Section 2 shall mean any securities of SOGS or subsidiaries of SOGS which would entitle the holder thereof to acquire at any time common stock, including, without limitation, any debt, preferred stock, right, option, warrant or other instrument that is at any time convertible into or exercisable or exchangeable for, or otherwise entitles the holder thereof to receive, common stock. Provided, however, if a Common Stock Equivalent terminates without the issuance of any common stock, the Company shall cancel a number of Additional Shares to give effect to such termination.

3.

Purchase Rights.  In further consideration of the extension of the term of the Notes, the Parties agree that Brisben shall have the right to purchase 2,000,000 additional shares of SOGS common stock from SOGS at a price of $0.10 per share (the “Purchase Right”).  The Purchase Right shall be exercisable at any time prior to the Public Company Date.  If Brisben fails to exercise the Purchase Right prior to the Public Company Date, the Purchase Right shall terminate as of the Public Company Date.  All numbers of shares and per share are subject to adjustment in the event of stock splits, stock dividends, combinations and similar events.

4.

Amendments to Original Security Agreements.  The Original Security Agreements are hereby amended and the Collateral defined in the Original Security Agreements, which is hereby amended to include the Malaysian Customer Collateral upon failure to pay the $150,000 advance plus interest when due, shall hereby secure the Amended Note.

5.

Severability.

In the event any parts of this Agreement are found to be void, the remaining provisions of this Agreement shall nevertheless be binding with the same effect as though the void parts were deleted.

6.

Counterparts.  This Agreement may be executed in one or more counterparts, each of which shall be deemed an original but all of which together shall constitute one and the same instrument.  The execution of this Agreement may be by actual or facsimile signature.

7.

Benefit.  This Agreement shall be binding upon and inure to the benefit of the parties hereto and their legal representatives, successors and assigns.  Nothing in this Agreement, expressed or implied, is intended to confer on any person other than the Parties or their respective heirs, successors and assigns any rights, remedies, obligations, or other liabilities under or by reason of this Agreement.

8.

Notices and Addresses.  All notices, offers, acceptance and any other acts under this Agreement (except payment) shall be in writing, and shall be sufficiently given if delivered to the addressees in person, by FedEx or similar overnight next business day delivery, or by email followed by overnight next business day delivery, as follows:

To the Company:

Ecosphere Technologies, Inc.

3515 S.E. Lionel Terrace

Stuart, FL  34997

Attention: Dennis McGuire

Email:dennismcguire1@mac.com

To the Lender or Brisben:

______________________________

______________________________

______________________________

To SOGS:

Sea of Green Systems, Inc.

3515 SE Lionel Terrace

Stuart, FL 34997

Attention: Dennis McGuire

Email: dennismcguire1@mac.com

or to such other address as any of them, by notice to the other may designate from time to time.

9.

Attorney's Fees.  In the event that there is any controversy or claim arising out of or relating to this Agreement, or to the interpretation, breach or enforcement thereof, and any action or arbitration proceeding is commenced to enforce the provisions of this Agreement, the prevailing party shall be entitled to a reasonable attorney's fee, including the fees on appeal, costs and expenses.

10.

Governing Law; Venue.  This Agreement and any dispute, disagreement, or issue of construction or interpretation arising hereunder whether relating to its execution, its validity, the obligations provided therein or performance shall be governed or interpreted according to the laws of the State of Florida. Any proceeding or action shall only be commenced in Martin County, Florida or the United States District Court for the Southern District of Florida. The parties hereto irrevocably and unconditionally submit to the exclusive jurisdiction of such courts and agree to take any and all future action necessary to submit to the jurisdiction of such courts.

11.

Oral Evidence.  This Agreement constitutes the entire Agreement between the parties and supersedes all prior oral and written agreements between the parties hereto with respect to the subject matter hereof.  Neither this Agreement nor any provision hereof may be changed, waived, discharged or terminated orally, except by a statement in writing signed by the party or parties against whom enforcement or the change, waiver discharge or termination is sought.

12.

Assignment.  No Party hereto shall assign its rights or obligations under this Agreement without the prior written consent of the other Parties, except that Brisben may assign his rights under Sections 2 and 3 hereof to the Lender or other entity controlled by Brisben without the consent of the other Parties.

13.

Section Headings.  Section headings herein have been inserted for reference only and shall not be deemed to limit or otherwise affect, in any matter, or be deemed to interpret in whole or in part any of the terms or provisions of this Agreement.

14.

Waiver.  The waiver of one breach or default hereunder shall not constitute the waiver of any other or subsequent breach or default.

15.

Additional Documents.  The parties hereto shall execute such additional instruments as may be reasonably required by their counsel in order to carry out the purpose and intent of this Agreement and to fulfill the obligations of the parties hereunder.

16.

Reproductions.  The Parties agree and stipulate that, to the extent permitted by law, any reproduction of this Agreement, the Amended Note and the Original Security Agreements shall be admissible in evidence as the original itself in any judicial or administrative proceeding (whether or not the original is in existence and whether or not such reproduction was made by such Party in the regular course of business) and that, to the extent permitted by law, any enlargement, facsimile or further reproduction of such reproduction shall likewise be admissible in evidence.

17.

Acknowledgement.  Each of the Parties has been represented by legal counsel in connection with the negotiation and execution of the Notes and other advances by Lender to the Company, the Original Security Agreements, this Agreement, the Amended Note and related documents.  The Parties acknowledge and agree that Lender and  Brisben are providing value to the Company and SOGS by entering into this Agreement and extending the maturity date of the Notes and other advances and that the Company and SOGS are receiving reasonably equivalent value in exchange for the property transferred and the obligations incurred pursuant to this Agreement.

[Signature Page Attached]

IN WITNESS WHEREOF the parties hereto have executed this Agreement as of the above date.

COMPANY:
Ecosphere Technologies, Inc.
By: /s/ Dennis McGuire Dennis McGuire,
Chief Executive Officer
SOGS: Sea of Green Systems, Inc. By: /s/ Dennis McGuire Dennis McGuire, Chief Executive Officer

LENDER:
Brisben Water Solutions LLC
By: /s/ William Brisben William Brisben, Manager

BRISBEN:
William O. Brisben
/s/ William Brisben